EXHIBIT 31.4

CERTIFICATIONS

I, David Cross, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of International Tower Hill Mines Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 16, 2023	By:	/s/ David Cross
David Cross
Chief Financial Officer (Principal Financial and Accounting Officer)